Exhibit 10.18

FIRST AMENDMENT TO LEASE
This FIRST AMENDMENT TO LEASE (“First Amendment”) is made and entered into as of October 28, 2024, by and between DHC ZB PROPERTIES LLC, a Maryland limited liability company (“Landlord”), and CYTEK BIOSCIENCES, INC., a Delaware corporation (“Tenant”).
R E C I T A L S :
A.SNH Medical Office Properties Trust (predecessor-in-interest to Landlord) (the “Original Landlord”) and Tenant entered into that certain Lease dated November 20, 2020 (the “Lease”), whereby Landlord leases to Tenant and Tenant leases from Landlord that certain building containing approximately 99,378 square feet of space located at 47211/47215 Lakeview Boulevard, Fremont, California 94538 (the “Premises”).
B.Effective as of December 21, 2023, Original Landlord assigned all of its right, title and interest in and to the Lease to Landlord, and Landlord assumed all such right, title and interest in and to the Lease from Original Landlord.
C.Tenant desires to utilize certain portions of the Parking Facility for the placement of (i) one (1) twenty-foot (20’) standard shipping container, and (ii) one (1) forty-foot (40’) standard shipping container (collectively, the “Storage Containers”). The portions of the Parking Facility where such Storage Containers may be placed are, collectively, the “Storage Container Areas”, as shown more particularly on Exhibit A attached hereto.
D.Landlord is willing to grant Tenant the right to utilize the Storage Container Areas for the purposes set forth herein, subject to and conditioned upon the following terms and conditions, and in connection therewith, Landlord and Tenant desire to amend the Lease as hereinafter provided.
A G R E E M E N T :
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Terms. All capitalized terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this First Amendment.
2.Lease of Storage Area. In addition to the above-referenced Premises, Landlord hereby leases to Tenant and Tenant hereby leases and rents from Landlord the Storage Container Areas. Except as otherwise provided herein, all provisions of the Lease shall be applicable to the Storage Container Areas, it being understood, however, that Landlord shall not be obligated to provide or pay for any improvement work to (or services related to the improvement of) the Storage Container Areas, and Tenant shall accept the Storage Container Areas in their presently existing, “as-is”, “where-is” condition. Landlord makes no representations and/or warranties whatsoever as to the suitability or condition of the Storage Container Areas for Tenant’s intended use thereof, and Tenant has inspected and hereby accepts the Storage Container Areas in their present condition as suitable for the purposes of this First Amendment.

The following is included in this First Amendment with respect to the Storage Container Areas in compliance with the requirements set forth in Section 1938(e) of the California Civil Code: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction- related accessibility standards within the premises."
3.Term; Surrender. The term of Tenant’s lease of the Storage Container Areas shall be coterminous with the term of the Premises. Upon the expiration or earlier termination of the Lease, Tenant shall, at Tenant’s sole cost and expense, remove the Storage Containers from the Property and shall repair any damage to the Parking Facility and Property caused by such removal and return the Storage Container Area to the condition immediately preceding the placement of the Storage Containers (reasonable wear and tear excepted). If Tenant fails to complete such removal and/or restoration, then Landlord shall have the right (but not the obligation) to do so and charge the cost thereof to Tenant.
4.Use of Storage Container Areas and Storage Containers. Tenant hereby acknowledges and agrees that notwithstanding any contrary provisions in the Lease, Tenant shall use (i) the Storage Container Areas solely for the placement of the Storage Containers, and (ii) the Storage Containers solely for the purpose of storing shipping and storage materials used in connection with the Permitted Uses under the Lease, and for no other purpose whatsoever, without Landlord’s consent, in Landlord’s sole and absolute discretion. In no event shall the Storage Container be used by Tenant (or any party under Tenant) for the purpose of storing foods, liquids, or any Hazardous Materials, or for any use that results in an increased rate of insurance on the Property, the Building and/or the Premises, or for any use in violation of applicable laws. Tenant’s use of the Storage Container Areas and the Storage Container is subject to Tenant’s receipt (at Tenant’s sole cost and expense) of all applicable governmental approvals, consents, permits and/or licenses necessary for the placement of the Storage Containers in the Storage Container Areas and for the intended use of the Storage Containers as set forth above. Tenant shall keep the Storage Containers locked at all times, and Landlord shall not be obligated to provide any security or monitoring services of any kind with respect to the Storage Containers.
5.Alterations to the Storage Container Areas. Tenant shall have no right to make any installations, alterations or additions in, to or on the Storage Container Areas without Landlord’s prior written consent in its sole and absolute discretion.
6.Rent. Tenant shall not be obligated to pay any separate amount of Annual Fixed Rent, or Tenant’s Percentage of Taxes or Operating Costs, with respect to the Storage Container Areas, but Tenant shall be obligated to pay any other amounts of Additional Rent that may otherwise be due in connection with the Storage Container Areas and/or Tenant’s use thereof.
7.Parking Rights. Tenant acknowledges that the Storage Container Areas will occupy a total of five (5) currently existing parking spaces in the Parking Facility. Accordingly, Section 2.4(a) of the Lease is restated in its entirety as follows: “Tenant shall be entitled to use, in common with Landlord and other occupants of the Property, up to 3.37 parking spaces per 1,000 rentable square feet of the Premises rounded down to the nearest whole number (i.e., 355 parking spaces). All parking spaces shall be on an unreserved unassigned basis, until further notice.”

8.Relocation of Storage Container Areas. In the event that, at any time during the term of the Lease, Landlord desires to perform (or is required by applicable laws or the terms of the Lease to perform) any maintenance, repairs, improvements or other alterations to the Storage Container Areas or the areas immediately adjacent thereto (which may include, at Landlord’s sole election, maintenance or repairs to the surface of the Parking Facility, such as, without limitation, slurry coating) then Landlord shall have the right, in Landlord’s sole discretion, to cause Tenant to relocate the Storage Container to another area(s) of the Parking Facility mutually and reasonably agreed upon by Landlord and Tenant (which other area(s) shall then be deemed to be Storage Container Areas) upon at least thirty (30) days’ prior written notice to Tenant.
9.Maintenance and Repair. Tenant shall maintain the Storage Container Areas to the same condition and standards as the Premises. In the event of any damage to the Storage Container Areas in connection with Tenant’s use of the Storage Container Areas (or use of the Storage Containers), Tenant shall be solely responsible to promptly repair such damage at Tenant’s sole cost and expense, and in the event Tenant fails to do so, Landlord shall have the right (but not the obligation) to perform such repair and charge the actual, reasonable, out-of-pocket cost thereof to Tenant.
10.No Right to Assign or Sublease. In no event shall Tenant have the right to sublease all or any portion of the Storage Container Areas (or the use of the Storage Containers) or assign all or any portion of its rights under the Lease (as hereby amended) with respect to the Storage Container Areas without Landlord’s prior written consent (which consent may be condition or withheld in Landlord’s sole and absolute discretion) other than in connection with a sublease or assignment to an Affiliate under the terms of the third (3rd) paragraph of Section 6.2.1 of the Lease.
11.Insurance; Indemnity. Tenant hereby acknowledges and agrees that the provisions of the Lease pertaining to Tenant’s insurance and indemnity obligations shall apply with full force and effect to the Storage Container Areas and the Storage Containers.
12.Reimbursement of Fees. Tenant hereby agrees to pay Landlord all out-of-pocket legal fees incurred by Landlord in connection with the preparation of this First Amendment, which fees shall be paid to Landlord concurrently with Tenant’s execution of this First Amendment.
13.No Brokers. Tenant warrants and represents that it has not dealt with any broker in connection with the consummation of this First Amendment, and in the event of any brokerage claims or liens against Landlord or the Premises or Property predicated upon or arising out of prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim, and to discharge any such lien.
14.Counterparts. This First Amendment may be executed in multiple counterparts, each of which is to be deemed original for all purposes, but all of which together shall constitute one and the same instrument. Delivery by facsimile, or e-mail of a PDF copy, or by using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), of a counterpart of this First Amendment executed by Landlord or Tenant shall constitute delivery by such party of such party’s executed counterpart of this First Amendment.
15.Effectiveness of Agreement. In no event shall any draft of this First Amendment create any rights, obligations or liabilities, it being intended that only a fully executed and delivered copy of this First Amendment will bind the parties hereto.
16.No Further Modification. Except as set forth in this First Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect. In the event of a conflict between the terms of the Lease and the terms of this First Amendment, the terms of this First Amendment shall control. The provisions of the Lease, as amended and supplemented by this First Amendment, are hereby ratified and confirmed by Tenant and Landlord in all respects.

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IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.
“LANDLORD” DHC ZB PROPERTIES LLC,
a Maryland limited liability company

By: The RMR Group LLC,
its manager

By: /s/ Yael Duffy
Yael Duffy
Senior Vice President

“TENANT” CYTEK BIOSCIENCES, INC.,
a Delaware corporation

By: /s/ Wenbin Jiang
Name: Wenbin Jiang
Title: CEO